EXHIBIT 24.1

Power of Attorney

We, the undersigned officers and directors of Starwood Real Estate Income Trust, Inc., hereby severally constitute John P. McCarthy, Jr. and Matthew S. Guttin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, including any Registration Statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable Starwood Real Estate Income Trust, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

/s/ Chris Lowthert
Chris Lowthert
Chief Financial Officer and Treasurer
February 19, 2021

/s/ Peggy Lamb
Peggy Lamb
Director
February 22, 2021

/s/ Austin Nowlin
Austin Nowlin
Director
February 23, 2021